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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                JURISDICTION OF
SUBSIDIARY                                                       INCORPORATION
----------                                                      ---------------
Midway Interactive Inc.                                             Delaware
Midway Home Entertainment Inc.                                      Delaware
Midway/Nintendo Inc. -- 50% owned                                   Delaware
Midway Games West Inc. (formerly, Atari Games Corporation)         California
Midway Games Sales Corporation                                      Barbados
Midway Games (Europe) GmbH                                           Germany
Midway Games Limited                                             United Kingdom
Midway Amusement Games, LLC                                      Delaware (LLC)
Midway Sales Company, LLC                                        Delaware (LLC)
Midway Home Studios Inc.                                            Delaware
K. K. Midway Games                                                    Japan
Midway Games Canada Corp.                                            Canada
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